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                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 14, 2001 on the audited financial statements of ServiceMaster Management Services Business as of and for the year ended December 31, 2000, included in the ARAMARK Corporation and subsidiaries Form 8-K and to all references to our Firm included in this registration statement.


                                     /s/ Arthur Andersen LLP


Chicago, Illinois

December 17, 2001